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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-49589 and 333-52865) of Extended Systems Incorporated of our report dated July 26, 1999 except as to the Subsequent Event note, the date of which is August 4, 1999, and the Long-Term Debt note, the date of which is August 25, 1999, relating to the consolidated financial statements and financial statement schedule, which appear in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boise, Idaho
September 24, 1999